EXHIBIT 99.1

Press Release Issued by Two Rivers Water & Farming Company on October 24, 2017

Two Rivers Water & Farming Retains Consulting For Strategic Growth 1

For Strategic Counseling and Investor Relations

DENVER, Colorado – (Marketwired- October 24, 2017) – Two Rivers Water & Farming Company (“Two Rivers” OTCQB: TURV) and its subsidiaries, including Water Redevelopment Company (“Water Redev”), are pleased to announce the engagement of Consulting for Strategic Growth 1, Ltd. (CFSG1) to further expand upon its investor relations efforts.

CFSG1, with offices in New York and Atlanta, is a leader in investor and media relations and corporate development consulting. They specialize in the development of access to capital for early-stage growth companies. With decades of hands-on experience and broad personal outreach in the private and public investment communities, CFSG1 is focused upon putting Two Rivers and Water Redev in front of the right decision-makers, market makers and accredited investors – those that know the industry, and are positioned to participate in the successful development of the Water Redev business opportunity of providing water to the geographies they serve.

Stanley Wunderlich, CEO of CFSG1, said, “We are extremely pleased to be working with Two Rivers and its Water Redev subsidiary. We believe that the water assets of Water Redev has tremendous potential and are anxious to spread that to the investment community. CFSG1 is excited to introduce this Company to our wide-ranging network in the investment community and financial media.”

Wayne Harding, CEO of Two Rivers and Water Redev stated, “We look forward to working with CFSG1 as our goal is to monetize our significant water assets through our Water Redev subsidiary. With CFSG1 on board, we can bring our story to more investors and demonstrate the strong growth opportunity that continues to develop for Two Rivers and Water Redev.”

About Two Rivers

Two Rivers assembles its water assets by acquiring land with senior water rights. Two Rivers focuses on development and redevelopment of infrastructure for water management and delivery. Water is one of the most basic, core assets. Two Rivers’ first area of focus is in the Huerfano-Cucharas river basin in southeastern Colorado. In November 2012, Colorado legalized the personal use and cultivation of marijuana. As a result, Two Rivers, through its subsidiary GrowCo, Inc., is providing greenhouses and processing facilities for licensed marijuana growers in Colorado on land with water rights not being utilized elsewhere. Two Rivers’ long-term strategy focuses on the value of our water assets and how to monetize water for the benefit of its stakeholders, including communities near where its water assets are located.

For more information about Two Rivers Water and Farming Company go to www.2riverswater.com

About Water Redevelopment Company

Water Redevelopment Company is a subsidiary of Two Rivers and focuses on development and redevelopment of infrastructure for water management and delivery. Water is one of the most basic, core assets. Water Redevelopment’s first area of focus is in the Huerfano-Cucharas river basin in southeastern Colorado.

For more information about Water Redevelopment Company go to www.waterredev.com

About Consulting for Strategic Growth 1, Ltd.

CFSG1 principles have decades of hands-on experience in corporate development and an expansive rolodex in the private equity and broker/dealer communities. Over the years, we have earned a strong reputation for integrity and commitment.

In the rapidly changing world of corporate finance, we are experienced managers of capital markets structures, investor engagement strategies and corporate development for public and private emerging growth companies operating in both domestic and global markets.

Our long-term relationships allow us to quickly position companies in front of the right investors, investment bankers, and decision makers.

For more information about CFSG1, go to: www.cfsg1.com

Forward-Looking Statements

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors, including the inherent uncertainties associated with developing and acquiring land and water resources. There can be no assurance Two Rivers will be able to initiate and operate its grow facilities in accordance with its business plans. These forward-looking statements are made as of the date of this news release, and Two Rivers assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact:

Bill Gregorak, CFO

Two Rivers Water & Farming Company

(303) 222-1000

Email to: info@2riverswater.com

Investor Relations:

Stanley Wunderlich

Consulting for Strategic Growth 1 Ltd.

Tel: 800-625-2236

Email: info@cfsg1.com

www.cfsg1.com